                                                                    Exhibit 99.1



CAMITRO CORPORATION
(A COMPANY IN THE DEVELOPMENT STAGE)
FINANCIAL STATEMENTS

                               CAMITRO CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          INDEX TO FINANCIAL STATEMENTS


                                                                         Page
                                                                         ----

Report of Independent Accountants....................................    F-2

Balance Sheets.......................................................    F-3

Statements of Operations.............................................    F-4

Statements of Shareholders' Deficit..................................    F-5

Statements of Cash Flows.............................................    F-6

Notes to Financial Statements........................................    F-7

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Camitro Corporation


         In our opinion, the accompanying balance sheets and the related statements of operations, of shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of Camitro Corporation (a company in the development stage) at December 31, 1998 and 1999 and the results of its operations and its cash flows for the period from July 2, 1998 (date of inception) to December 31, 1998 and for the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.




/s/ PricewaterhouseCoopers LLP

San Jose, California
March 24, 2000

                               CAMITRO CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                                 BALANCE SHEETS


                                                                                  DECEMBER 31,
                                                                            -------------------------    SEPTEMBER 30,
                                                                               1998           1999           2000
                                                                            -----------    -----------    -----------
                                                                                                          (unaudited)
ASSETS
Current assets:
    Cash and cash equivalents                                               $   904,963    $ 6,338,129    $ 3,333,547
    Prepaid expenses and other current assets                                      --           44,486         44,368
                                                                            -----------    -----------    -----------
        Total current assets                                                    904,963      6,382,615      3,377,915

Property and equipment, net                                                      11,837        478,992        794,848
Other assets                                                                      5,760         88,374         88,374
                                                                            -----------    -----------    -----------

        Total assets                                                        $   922,560    $ 6,949,981    $ 4,261,137
                                                                            ===========    ===========    ===========

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND
SHAREHOLDERS' DEFICIT
Current liabilities:
    Accounts payable                                                        $     9,673    $   161,077    $   348,828
    Accrued expenses                                                             14,408         82,353        220,808
    Deferred revenues                                                              --             --          259,500
    Notes payable, current portion                                                 --             --          264,963
    Other liabilities                                                              --             --           33,150
                                                                            -----------    -----------    -----------
        Total current liabilities                                                24,081        243,430      1,127,249

Notes payable, less current portion                                                --             --          512,223
Other liabilities                                                                  --           33,150           --
                                                                            -----------    -----------    -----------
        Total liabilities                                                        24,081        276,580      1,639,472
                                                                            -----------    -----------    -----------

Commitments (Note 3)

Convertible preferred stock:
    Authorized:  10,200,000 shares;
    Issued and outstanding:  2,266,666 shares in 1998,
      8,882,049 shares in 1999 and 2000 (unaudited)
    (Liquidation preference:  $1,020,000 at December 31, 1998,
      $9,619,998 at December 31, 1999 and September 30, 2000 (unaudited)      1,004,692      9,393,426      9,393,426
                                                                            -----------    -----------    -----------

Shareholders' deficit:
    Preferred stock warrants                                                       --          161,053        188,261
    Common stock:
      Authorized:  15,900,000 shares
      Issued and outstanding:  1,455,000 shares in 1998, 1,547,839 shares
        in 1999 and 1,735,339 shares in 2000 (unaudited)                          9,150         25,748         52,623
    Deficit accumulated during the development stage                           (115,363)    (2,906,826)    (7,012,645)
                                                                            -----------    -----------    -----------
        Total shareholders' deficit                                            (106,213)    (2,720,025)    (6,771,761)
                                                                            -----------    -----------    -----------

           Total liabilities, convertible preferred stock
             and shareholders' deficit                                      $   922,560    $ 6,949,981    $ 4,261,137
                                                                            ===========    ===========    ===========



   The accompanying notes are an integral part of these financial statements.

                               CAMITRO CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                            STATEMENTS OF OPERATIONS


                                                                                                CUMULATIVE
                                   PERIOD FROM                                                  PERIOD FROM
                                      JULY 2,                                                     JULY 2,
                                  1998 (DATE OF                       NINE MONTHS ENDED        1998 (DATE OF
                                  INCEPTION) TO    YEAR ENDED            SEPTEMBER 30,         INCEPTION) TO
                                   DECEMBER 31,   DECEMBER 31,    --------------------------   SEPTEMBER 30,
                                       1998           1999           1999            2000           2000
                                   -----------    -----------     -----------    -----------    -----------
                                                                         (UNAUDITED)            (UNAUDITED)
Collaborative research
    and development revenue        $      --      $    25,000     $      --      $   148,000    $   173,000
                                   -----------    -----------     -----------    -----------    -----------

Operating expenses:
    Research and development           102,078      2,499,494       1,515,785      3,884,197      6,485,769
    General and administrative          15,253        358,390         246,560        655,974      1,029,617
                                   -----------    -----------     -----------    -----------    -----------
        Total operating expenses       117,331      2,857,884       1,762,345      4,540,171      7,515,386
                                   -----------    -----------     -----------    -----------    -----------

Loss from operations                  (117,331)    (2,832,884)     (1,762,345)    (4,392,171)    (7,342,386)

Interest income                          2,033         22,903          18,605        199,614        224,550
Interest expense                           (65)       (80,932)        (50,305)       (15,185)       (96,182)
Other income                              --           99,450          66,300        101,923        201,373
                                   -----------    -----------     -----------    -----------    -----------

Net loss                           $  (115,363)   $(2,791,463)    $(1,727,745)   $(4,105,819)   $(7,012,645)
                                   ===========    ===========     ===========    ===========    ===========



   The accompanying notes are an integral part of these financial statements.

                               CAMITRO CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                       STATEMENTS OF SHAREHOLDERS' DEFICIT
              FOR THE PERIOD FROM JULY 2, 1998 (DATE OF INCEPTION)
                        TO SEPTEMBER 30, 2000 (UNAUDITED)


                                                                                                       DEFICIT
                                                                                                     ACCUMULATED
                                                          PREFERRED              COMMON               DURING THE       TOTAL
                                                            STOCK       --------------------------    DEVELOPMENT   SHAREHOLDERS'
                                                           WARRANTS       SHARES         AMOUNT          STAGE         DEFICIT
                                                          -----------   -----------    -----------    -----------    -----------

Issuance of common stock in August through
    November 1998 for cash at $0.001 and $0.01 per share  $      --       1,455,000    $     9,150    $      --      $     9,150
Net loss                                                         --            --             --         (115,363)      (115,363)
                                                          -----------   -----------    -----------    -----------    -----------

Balances, December 31, 1998                                      --       1,455,000          9,150       (115,363)      (106,213)

Issuance of common stock pursuant to stock option
    exercises from October to December 1999 for cash
    at $0.05 per share                                           --         351,277         17,564           --           17,564
Repurchase of common stock in April and November
    1999 at $0.001 and $0.01 per share                           --        (283,438)        (2,216)          --           (2,216)
Issuance of common stock in April 1999 for licensed
    technology valued at $0.05 per share                         --          25,000          1,250           --            1,250
Fair value of warrants issued in connection
    with Series B preferred stock in March, October and
    November 1999 to purchase Series B preferred
    stock at $1.30 per share                                  161,053          --             --             --          161,053
Net loss                                                         --            --             --       (2,791,463)    (2,791,463)
                                                          -----------   -----------    -----------    -----------    -----------

Balances, December 31, 1999                                   161,053     1,547,839         25,748     (2,906,826)    (2,720,025)

Issuance of common stock pursuant to stock options
    exercised from January to September 2000 for
    cash at $0.05 and $0.15 per share (unaudited)                --         162,500         23,125           --           23,125
Issuance of common stock in February 2000 for licensed
    technology valued at $0.15 per share (unaudited)             --          25,000          3,750           --            3,750
Fair value of warrants issued in connection
    with line of credit for Series B preferred stock
    at $1.30 per share (unaudited)                             27,208          --             --             --           27,208
Net loss (unaudited)                                             --            --             --       (4,105,819)    (4,105,819)
                                                          -----------   -----------    -----------    -----------    -----------

Balances, September 30, 2000 (unaudited)                  $   188,261     1,735,339    $    52,623    $(7,012,645)   $(6,771,761)
                                                          ===========     =========    ===========    ===========    ===========



   The accompanying notes are an integral part of these financial statements.

                               CAMITRO CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                            STATEMENTS OF CASH FLOWS



                                                         PERIOD FROM
                                                           JULY 2,
                                                        1998 (DATE OF
                                                        INCEPTION) TO     YEAR ENDED
                                                         DECEMBER 31,    DECEMBER 31,
                                                             1998            1999
                                                         ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                             $   (115,363)   $ (2,791,463)
    Adjustments to reconcile net loss to net cash
      used in operating activities:
        Series B preferred stock warrant expense                 --           161,053
        Amortization of discount on borrowings
           under line of credit                                  --              --
        Issuance of common stock for licensed
           technology used in research and development           --             1,250
        Depreciation and amortization                             374          33,094
        Changes in assets and liabilities:
           Prepaid expenses and other current assets             --           (44,486)
           Other assets                                        (5,760)        (82,614)
           Accounts payable                                     9,673         151,404
           Accrued expenses                                    14,408          67,945
           Deferred revenues                                     --              --
           Other liabilities                                     --            33,150
                                                         ------------    ------------
             Net cash used in operating activities            (96,668)     (2,470,667)
                                                         ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment                        (12,211)       (500,249)
                                                         ------------    ------------
             Net cash used in investing activities            (12,211)       (500,249)
                                                         ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of notes payable                      --           350,000
    Repayment of notes payable                                   --          (350,000)
    Issuance of Series A preferred stock, net               1,004,692            --
    Issuance of Series B preferred stock
      and warrants, net                                          --         6,888,734
    Issuance of common stock                                    9,150          17,564
    Repurchase of common stock                                   --            (2,216)
    Proceeds from issuance of convertible
      promissory notes                                           --         1,500,000
                                                         ------------    ------------
             Net cash provided by financing activities      1,013,842       8,404,082
                                                         ------------    ------------

Net increase (decrease) in cash and cash equivalents          904,963       5,433,166

Cash and cash equivalents at beginning of period                 --           904,963
                                                         ------------    ------------

Cash and cash equivalents at end of period               $    904,963    $  6,338,129
                                                         ============    ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW:
    Cash paid for interest                               $       --      $     80,923
                                                         ============    ============
    Conversion of promissory notes for Series B
      preferred stock                                    $       --      $  1,500,000
                                                         ============    ============
    Common stock issued for licensed technology          $       --      $      1,250
                                                         ============    ============
    Issuance of warrants to purchase Series B
      preferred stock                                    $       --      $    161,053
                                                         ============    ============


                                                                                         CUMULATIVE
                                                                                         PERIOD FROM
                                                                                           JULY 2,
                                                               NINE MONTHS ENDED        1998 (DATE OF
                                                                 SEPTEMBER 30,          INCEPTION) TO
                                                         ----------------------------    SEPTEMBER 30,
                                                             1999            2000            2000
                                                         ------------    ------------    ------------
                                                                  (UNAUDITED)             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                             $ (1,727,745)   $ (4,105,819)   $ (7,012,645)
    Adjustments to reconcile net loss to net cash
      used in operating activities:
        Series B preferred stock warrant expense                 --              --           161,053
        Amortization of discount on borrowings
           under line of credit                                  --             3,779           3,779
        Issuance of common stock for licensed
           technology used in research and development          1,250           3,750           5,000
        Depreciation and amortization                          23,025         115,986         149,454
        Changes in assets and liabilities:
           Prepaid expenses and other current assets          (27,375)            118         (44,368)
           Other assets                                       (89,794)           --           (88,374)
           Accounts payable                                   298,061         187,751         348,828
           Accrued expenses                                    90,567         138,455         220,808
           Deferred revenues                                     --           259,500         259,500
           Other liabilities                                   33,150            --            33,150
                                                         ------------    ------------    ------------
             Net cash used in operating activities         (1,398,861)     (3,396,480)     (5,963,815)
                                                         ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment                       (482,269)       (431,842)       (944,302)
                                                         ------------    ------------    ------------
             Net cash used in investing activities           (482,269)       (431,842)       (944,302)
                                                         ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of notes payable                      --           857,478       1,207,478
    Repayment of notes payable                                   --           (56,863)       (406,863)
    Issuance of Series A preferred stock, net                   2,133            --         1,004,692
    Issuance of Series B preferred stock
      and warrants, net                                          --              --         6,888,734
    Issuance of common stock                                     --            23,125          49,839
    Repurchase of common stock                                 (1,600)           --            (2,216)
    Proceeds from issuance of convertible
      promissory notes                                      1,000,000            --         1,500,000
                                                         ------------    ------------    ------------
             Net cash provided by financing activities      1,000,533         823,740      10,241,664
                                                         ------------    ------------    ------------

Net increase (decrease) in cash and cash equivalents         (880,597)     (3,004,582)      3,333,547

Cash and cash equivalents at beginning of period              904,963       6,338,129            --
                                                         ------------    ------------    ------------

Cash and cash equivalents at end of period               $     24,366    $  3,333,547    $  3,333,547
                                                         ============    ============    ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW:
    Cash paid for interest                               $       --      $       --      $     80,923
                                                         ============    ============    ============
    Conversion of promissory notes for Series B
      preferred stock                                    $       --      $       --      $  1,500,000
                                                         ============    ============    ============
    Common stock issued for licensed technology          $      1,250    $      3,750    $      5,000
                                                         ============    ============    ============
    Issuance of warrants to purchase Series B
      preferred stock                                    $       --      $     27,208    $    188,261
                                                         ============    ============    ============



   The accompanying notes are an integral part of these financial statements.

                               CAMITRO CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

THE COMPANY

       Camitro Corporation (the "Company"), was incorporated in the State of California on July 2, 1998 for the purpose of developing and commercializing an integrated platform of computational models that will enable drug discovery scientists to efficiently design drug candidates that have optimal ADME/PK (absorption, distribution, metabolism, elimination/pharmacokinetic) properties. The Company is in the development stage and since inception, has devoted substantially all of its time and efforts to developing products, raising capital and recruiting personnel.

UNAUDITED INTERIM RESULTS

       The accompanying balance sheet as of September 30, 2000, the statements of operations and of cash flow for the nine months ended September 30, 1999 and 2000 and for the cumulative period from July 2, 1998 (date of inception) to September 30, 2000, and the statement of shareholders' deficit for the nine months ended September 30, 2000 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position and results of operations and cash flows for the nine months ended September 30, 1999 and 2000. The financial data and other information disclosed in these notes to the financial statements related to the nine month periods are unaudited. The results for the nine months ended September 30, 2000 are not necessarily indicative of the results to be expected for the year ending December 31, 2000.

USE OF ESTIMATES

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

       The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash and cash equivalents.

PROPERTY AND EQUIPMENT

       Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets, generally three to five years. Amortization of leasehold improvements is provided on a straight-line basis over the life of the related asset or the lease term, if shorter. Maintenance and repairs are charged to operations as incurred. Upon sale or retirement of assets, the cost and related accumulated depreciation or amortization are removed from the balance sheet and the resulting gain or loss is reflected in operations.

REVENUE RECOGNITION

       The Company recognizes collaborative research and development revenue as the related work is performed. Deferred revenue is comprised of cash received in advance of the related revenue being recognized. All revenues recognized to date under research and development collaborations are not refundable if the relevant research effort is not successful.

RESEARCH AND DEVELOPMENT EXPENDITURES

       Costs related to research, design and development of products are charged to research and development expense as incurred. Certain research and development projects are funded under agreements with third parties, and the costs related to these activities are included in research and development expense.

                               CAMITRO CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


INCOME TAXES

       Deferred tax assets and liabilities are determined based on the differences between financial reporting and tax basis of assets and liabilities, measured at tax rates that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

CONCENTRATION OF CREDIT RISK AND OTHER RISKS AND UNCERTAINTIES

       The Company's cash and cash equivalents are maintained at one financial institution. Deposits in this institution may exceed the amount of insurance provided on such deposits.

       Carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, accounts payable and accrued liabilities approximate fair value due to their short maturities.

       For the year ended December 31, 1999, collaborative research and development revenue was derived from one customer.

SEGMENTS

       The Company follows Statement of Financial Accounting Standards No. 131, or SFAS 131, "Disclosure About Segments of an Enterprise and Related Information." The Company operates in one segment using one measurement of profitability to manage its business. All long-lived assets are maintained in the United States and all revenue was generated in the United States.

ACCOUNTING FOR STOCK-BASED COMPENSATION

       The Company uses the intrinsic value method of Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees," in accounting for its employee stock options, and presents disclosure of pro forma information required under Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation."

RECENT ACCOUNTING PRONOUNCEMENTS

       In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. It requires than an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company, to date, has not engaged in derivative and hedging activities. The Company will adopt SFAS No. 133, as required, in fiscal year 2001.

       In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB No. 101"), "Revenue Recognition in Financial Statements," which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB No. 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. The Company has complied with the guidance in SAB No. 101 for all periods presented.

       In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44 ("FIN No. 44") "Accounting for Certain Transactions Involving Stock Compensation," an interpretation of the Accounting Principles Board Opinion No. 25 ("APB No. 25"). This interpretation clarifies the definition of employee for purposes of applying APB No. 25, "Accounting for Stock Issued to Employees," the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and the accounting for an exchange of stock compensation awards in a business combination. FIN No. 44 is effective July 1, 2000, but certain conclusions cover specific events that occur after either December 15, 1998, or January 12, 2000. The adoption of FIN No. 44 did not have a material impact on the Company's financial statements.

                               CAMITRO CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


NOTE 2 - BALANCE SHEET COMPONENTS:


                                                            DECEMBER 31,
                                                     --------------------------
PROPERTY AND EQUIPMENT                                 1998             1999
                                                     ---------        ---------

Computer equipment                                   $  12,211        $  38,467
Laboratory equipment                                      --            462,626
Furniture and fixtures                                    --              7,740
Leasehold improvements                                    --              3,627
                                                     ---------        ---------
                                                        12,211          512,460
Less:  Accumulated
       depreciation and amortization                      (374)         (33,468)
                                                     ---------        ---------

                                                     $  11,837        $ 478,992
                                                     =========        =========

                                                              DECEMBER 31,
                                                       -------------------------
ACCRUED EXPENSES                                        1998              1999
                                                       -------           -------

Employee compensation                                  $14,408           $57,727
Legal                                                     --              21,500
Other                                                     --               3,126
                                                       -------           -------
                                                       $14,408           $82,353
                                                       =======           =======


NOTE 3 - COMMITMENTS:

       The Company leases office and laboratory space under an operating lease expiring September 30, 2002. Rent expense for the period from July 2, 1998 (date of inception) to December 31, 1998, for the year ended December 31, 1999 and the cumulative period from July 2, 1998 (date of inception) to December 31, 1999 was approximately $8,600, $400,000 and $408,600, respectively.

       Future minimum lease payments under the noncancelable operating lease are as follows:



YEAR ENDED
December 31,
------------

2000                                                                 $  536,669
2001                                                                    551,644
2002                                                                    424,028
                                                                     ----------

Total minimum lease payments                                         $1,512,341
                                                                     ==========


       In March 1999, the Company entered into a noncancelable agreement to sublease a portion of their office and laboratory space for a term extending from April 1, 1999 to March 31, 2001. Total payments received under the sublease for the year ended December 31, 1999 was $99,450 which has been classified as other income. As of December 31, 1999, the Company recognized a liability of $33,150 for the security deposit received from the sublessee. The minimum facility lease payments, disclosed above, have not been reduced by minimum rentals of $168,402, due in the future under the sublease agreement.

                               CAMITRO CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


NOTE 4 - CONVERTIBLE PREFERRED STOCK:

       Under the Company's Articles of Incorporation, the Company's convertible preferred stock is issuable in series. The Company's Board of Directors is authorized to determine the rights, preferences and terms of each series. As of December 31, 1998, the convertible preferred stock comprises:


                         NUMBER OF        NUMBER OF                       LIQUIDATION
                           SHARES       SHARES ISSUED      CARRYING       PREFERENCE
                         AUTHORIZED    AND OUTSTANDING      VALUE          PER SHARE
                         ----------    ---------------    ----------      -----------

Series A                 2,500,000        2,266,666       $1,004,692       $   0.45
                         =========        =========       ==========


       As of December 31, 1999 the convertible preferred stock comprises:



                       NUMBER OF       NUMBER OF                    LIQUIDATION
                         SHARES      SHARES ISSUED     CARRYING      PREFERENCE
                       AUTHORIZED   AND OUTSTANDING     VALUE        PER SHARE
                      -----------   ---------------   ----------    -----------

Series A                2,500,000      2,266,666      $ 1,004,692    $     0.45
Series B                7,700,000      6,615,383        8,388,734    $     1.30
                      -----------    -----------      ----------

                       10,200,000      8,882,049      $ 9,393,426
                      ===========    ===========      ===========


       As of September 30, 2000, the convertible preferred stock comprises (unaudited):



                        NUMBER OF     NUMBER OF                     LIQUIDATION
                         SHARES     SHARES ISSUED       CARRYING     PREFERENCE
                       AUTHORIZED  AND OUTSTANDING       VALUE       PER SHARE
                      -----------  ---------------    -----------   -----------

Series A                2,500,000      2,266,666      $ 1,004,692    $    0.45
Series B                7,700,000      6,615,383        8,388,734    $    1.30
                      -----------    -----------      -----------

                       10,200,000      8,882,049      $ 9,393,426
                      ===========    ===========      ===========


       The relative rights, preferences, privileges and restrictions granted to or imposed on the restrictive classes of the shares of the Company's capital stock or the holders thereof are as follows:

VOTING

GENERAL RIGHT

       Series A and Series B preferred stock shall be voted equally with shares of common stock. Each holder of shares of Series A preferred and Series B preferred stock shall be entitled to such number of votes as shall be equal to the whole number of shares of common stock into which such shareholder's aggregate number of shares of preferred stock are convertible.

                               CAMITRO CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


SEPARATE VOTE OF CONVERTIBLE SERIES A AND SERIES B PREFERRED STOCK

       Certain items as specified in the Restated Articles of Incorporation require the vote of holders of more than 50% of the Series A preferred stock so long as 250,000 shares of Series A preferred stock are outstanding and/or the vote of holders of at least 53% of the outstanding Series B preferred stock so long as 200,000 shares of Series B preferred stock are outstanding. In addition, the Company shall not amend its Articles of Incorporation or Bylaws without the approval of the holders of more than 50% of the outstanding Series A preferred stock and, if the amendments change any of the rights, preferences or privileges of the Series B preferred stock, the approval of the holders of at least 70% of the outstanding shares of Series B preferred stock are required.

DIVIDENDS

       Series A and B preferred shareholders are entitled to receive cumulative dividends, out of legally available funds, when and as declared by the board of directors, at the rate of 10% of $0.45 and $1.30, respectively, on each outstanding share of stock (as adjusted for stock dividends, combinations, splits or recapitalizations with respect to such shares.) Preferred shareholders are entitled to payment in preference and priority to the payment of dividends on common stock.

       No dividends have been declared or paid by the Company.

LIQUIDATION

       Upon any liquidation, dissolution, or winding up of the Company, the assets of the Company will be paid ratably to shareholders in the following preferential sequence on a per share basis as adjusted for any stock dividends, combinations, splits, and recapitalizations with respect to such shares (i) $1.30 to Series B preferred shareholders, (ii) $0.45 to Series A preferred shareholders, (iii) $1.80 to Series B preferred shareholders, Series A preferred shareholders and common shareholders, (iv) $0.45 to common shareholders, (v) $0.85 to common and Series A shareholders and (vi) all remaining assets equally to Series A, Series B preferred and common shareholders.

       A liquidation includes any recapitalization or any consolidation or corporate reorganization in which the stockholders of the Company immediately prior to such event own less than 50% of the Company's voting power immediately after such event.

CONVERSION

       Each share of preferred stock is convertible at any time at the option of the holder into one fully-paid and nonassessable share of common stock adjusted, if applicable, for stock dividends, stock splits, combinations and certain other events as defined in the Articles of Incorporation. Conversion of preferred stock is automatic at the earlier of (i) an initial public offering with gross cash proceeds of at least $25,000,000 and a per share price of at least $5.20,
(ii) for Series A preferred stock, the election by the holders of more than 50% of the outstanding Series A preferred stock and, for Series B preferred stock, the election by the holders of at least 53% of the outstanding Series B preferred stock or (iii) for Series A preferred stock , upon the date that fewer than 625,000 shares of Series A preferred stock, as adjusted, remain outstanding. The conversion price for each series of preferred stock shall initially be $0.45 and $1.30 for Series A and B preferred stock, respectively.

WARRANTS

       In connection with the Series B financing in 1999, the Company issued warrants to purchase a total of 196,918 shares of Series B preferred stock at an exercise price of $1.30 per share. The warrants expire upon the earlier of an initial public offering, reorganization or March 2004, October 2004 or October 2009. The fair value of the warrants, determined using a Black-Scholes model, was $161,053. Fair value of each warrant granted is estimated on the date of grant with the following assumptions:

                               CAMITRO CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)




Risk-free interest rate                                          5.22% - 6.11%
Volatility                                                            71%
Expected life                                                       5 years
Expected dividends                                                     -


       As of December 31, 1999, none of the warrants had been exercised.

CONVERTIBLE PROMISSORY NOTES

       In March and November 1999, the Company issued convertible promissory notes for a total amount of $1,500,000. In December 1999, the notes, which bore interest at 9.0% and 8.25% per annum, respectively, were converted into shares of Series B preferred stock.

NOTE 5 - SHAREHOLDERS' DEFICIT:

COMMON STOCK

       Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding.

       All outstanding shares of the Company's common stock have been issued under either restrictive stock purchase agreements or early exercise provisions of stock options, under which the Company has the option to repurchase issued shares of common stock. The Company's repurchase rights, generally lapse over a four-year period. At December 31, 1999, 1,195,831 outstanding common shares were subject to repurchase.

       The Company also has the right of first refusal for any common shares purchased under these agreements that are no longer subject to the Company's repurchase rights should a holder desire to sell or transfer such common shares.

STOCK ISSUED IN CONNECTION WITH LICENSE AGREEMENT

       In April 1999, the Company entered into an agreement to obtain exclusive license rights to technology to be used in research and development of the product. Under the terms of the agreement, the Company issued 25,000 shares of common stock to the University of Pittsburgh valued at $0.05 per share. Based on the early stage of development and the uncertainty as to the feasibility of the technology, the above cost was expensed immediately.

STOCK OPTION PLAN

       In February 1999, the Company adopted the 1999 Stock Option Plan (the "Plan"). Under the Plan, incentive stock options may be granted only to employees and nonstatutory options may be granted to employees, directors or consultants.

       Options under the Plan may be granted for periods of up to ten years. As determined by the Board of Directors, the exercise price of an incentive stock option and nonstatutory stock option shall not be less than 100% and 85% of the fair value of the shares on the date of grant, respectively. Options generally vest over four years for options granted to employees. The vesting period for options granted to consultants is subject to the determination of the Board of Directors.

                               CAMITRO CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


       Activity under the Plan is as follows:

                                                                  OUTSTANDING OPTIONS
                                             SHARES     ----------------------------------------
                                           AVAILABLE     NUMBER OF     PRICE PER
                                           FOR GRANT      SHARES          SHARE          TOTAL
                                          ----------    ----------    -------------   ----------

Shares reserved at Plan inception            770,000          --      $        --     $     --
Additional shares reserved                 1,500,000          --               --           --
    Options granted                         (751,277)      751,277        0.05-0.10       39,064
    Options cancelled                        124,000      (124,000)            0.05       (6,200)
    Options exercised                           --        (351,277)            0.05      (17,564)
                                          ----------    ----------                    ----------

Balances, December 31, 1999                1,642,723       276,000        0.05-0.10       15,300

    Options granted (unaudited)             (341,500)      341,500             0.15       51,225
    Options exercised (unaudited)               --        (162,500)       0.05-0.15      (23,125)
                                          ----------    ----------                    ----------

Balances, September 30, 2000
    (unaudited)                            1,301,223       455,000    $ 0.05-$ 0.15   $   43,400
                                          ==========    ==========                    ==========


       Options outstanding and currently exercisable by exercise price at December 31, 1999 are as follows:


                OPTIONS OUTSTANDING
   -----------------------------------------------
                                      WEIGHTED
                                       AVERAGE
                                      REMAINING           OPTIONS
    EXERCISE          NUMBER         CONTRACTUAL         CURRENTLY
     PRICE         OUTSTANDING      LIFE IN YEARS       EXERCISABLE
   ----------     -------------    ---------------     -------------

    $ 0.05           246,000            9.38               3,333
    $ 0.10            30,000            9.93                 208


       Options outstanding and currently exercisable by exercise price at September 30, 2000 (unaudited) are as follows:


                OPTIONS OUTSTANDING
   -----------------------------------------------
                                      WEIGHTED
                                       AVERAGE
                                      REMAINING           OPTIONS
    EXERCISE          NUMBER         CONTRACTUAL         CURRENTLY
     PRICE         OUTSTANDING      LIFE IN YEARS       EXERCISABLE
   ----------     -------------    ---------------     -------------

     $ 0.05          233,500            8.62              71,561
     $ 0.10           30,000            9.18               5,833
     $ 0.15          191,500            9.60              10,206

                               CAMITRO CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


STOCK-BASED COMPENSATION

       The Company has adopted the disclosure-only provisions of SFAS No. 123. The Company calculated the fair value of each option on the date of grant using the minimum value method as prescribed by SFAS No. 123 with the following assumptions:


                                                               NINE MONTHS ENDED
                                       YEAR ENDED                SEPTEMBER 30,
                                      DECEMBER 31,       ----------------------------
                                          1999              1999              2000
                                      ----------         ----------        ----------
                                                                  (UNAUDITED)

Risk-free interest rates              4.90%-6.06%        4.90%-6.05%       5.81%-6.49%
Expected life (in years)                   5                  5                 5
Dividend yield                             -                  -                 -


       The weighted average grant date fair value of options granted during the year ended December 31, 1999 was $0.05 per share.

       Had compensation costs been determined based upon the fair value at the grant date, consistent with the methodology prescribed under SFAS No. 123, the Company's pro forma net loss under SFAS No. 123 would have been as follows:


                                                                NINE MONTHS ENDED
                                        YEAR ENDED                 SEPTEMBER 30,
                                       DECEMBER 31,      -------------------------------
                                          1999               1999              2000
                                      -------------      -------------     -------------
                                                                  (UNAUDITED)

Net loss - as reported                $ (2,791,463)      $ (1,727,745)     $ (4,105,819)
                                      -------------      -------------     -------------

Net loss - pro forma                  $ (2,792,912)      $ (1,728,579)     $ (4,109,279)
                                      -------------      -------------     -------------


NOTE 6 - INCOME TAXES:

       The Company has net operating loss carryforwards of approximately $2,900,000 for federal and $1,700,000 for state at December 31, 1999, respectively, available to offset future regular and alternative minimum taxable income. The Company's net operating loss carryforwards expire in 2006 through 2018, respectively, if not utilized.

       For federal and state tax purposes, a portion of the Company's net operating loss carryforwards are subject to certain limitations on annual utilization in case of changes in ownership, as defined by federal and state tax law.

                               CAMITRO CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


       Temporary differences and carryforwards which gave rise to significant portion of deferred tax assets are as follows:


                                                       DECEMBER 31,
                                                --------------------------
                                                    1998           1999
                                                -----------    -----------

Net operating loss carryforwards                $    28,000    $ 1,088,000
Research and development credit carryforwards         3,000         94,000
Capitalized start-up costs                           15,000         12,000
Other                                                  --          (15,000)
                                                -----------    -----------
Net deferred tax assets                              46,000      1,179,000
Less:  Valuation allowance                          (46,000)    (1,179,000)
                                                -----------    -----------

                                                $      --      $      --
                                                ===========    ===========


       Management believes that, based on a number of factors, it is more likely than not that the deferred tax assets will not be utilized, such that a full valuation allowance has been recorded.

NOTE 7 - SUBSEQUENT EVENTS (UNAUDITED):

LINE OF CREDIT

       In May 2000, the Company entered into a term loan facility to finance purchases of property and equipment acquisitions. The maximum borrowing under the line of credit is $1,500,000. The minimum draw under each equipment advance is $100,000 and the maximum number of equipment advances that will be made is nine. The line of credit will be available until February 2001.

       As of September 30, 2000, the Company has made two equipment advances totaling $857,478 under the line of credit. The loans bear interest rates between 8.5% and 8.93% and are repayable in thirty-six equal monthly payments.

       In connection with the line of credit, the Company issued warrants to purchase 28,846 shares of Series B preferred stock at $1.30 per share. The warrants expire on May 2, 2007. The fair value of the warrants, determined using a Black-Scholes model, of $27,208 has been reflected as a discount on the debt and accreted as interest expense over the life of the line of credit. Fair value of each warrant granted is estimated on the date of grant with the following assumptions:


Risk-free interest rate                                              6.45%
Volatility                                                            71%
Expected life                                                       7 years
Expected dividends                                                     -


RESEARCH AND DEVELOPMENT COLLABORATIONS

       In June 2000, the Company entered into a one-year research agreement with the West Virginia University Research Corporation. Under the terms of the agreement, the University will retain all rights and title to the intellectual property associated with the project entailed in the agreement. The Company is obligated to reimburse the University up to the sum of $45,430 under the terms of the agreement.

                               CAMITRO CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


NOTES FROM SHAREHOLDERS

       On November 29, 2000, the Company received promissory notes from certain employees to exercise their options. The sum of the full-recourse notes receivables totaled $71,250 with interest rates equal to the prime rate on the date of issuance.

UNITED KINGDOM SUBSIDIARY

       On December 8, 2000, the Company established Camitro United Kingdom ("Camitro UK") Limited, a wholly-owned subsidiary of Camitro Corporation.

MERGER

       On January 16, 2001, the Company announced it has entered into a merger agreement with ArQule, Inc. ("ArQule") a publicly traded company. The merger transaction is valued at approximately $95.0 million based on ArQule's share price at the date of the merger. Under the terms of the merger, ArQule will issue approximately 3.4 million shares of its stock in exchange for all of the Company's outstanding shares and the assumption of all of the Company's outstanding stock options and warrants. The transaction, which closed on January 29, 2001, will be accounted for as a purchase transaction.